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                                                                    EXHIBIT 10.2



                      ASSIGNMENT AND ACCEPTANCE OF LESSEE'S
                         INTEREST, WITH LESSOR'S CONSENT


         THIS IS AN AGREEMENT made June 11, 1998, among FIRST OF AMERICA BANK, NATIONAL ASSOCIATION, a national banking association (formerly Community National Bank of Pontiac), ("Assignor"), MICHIGAN COMMUNITY BANCORP, LIMITED, a Michigan banking corporation ("Assignee") and NORTH HILL CENTER, LLC, a Michigan limited liability company (formerly North Hill Center Company, a Michigan partnership), ("Landlord"), with reference to the following facts.

         A. Landlord has leased to Assignor the Premises described in the Amendment to Lease Agreement dated September 26, 1995 and survey dated July 24, 1994 in the attached Appendix A (the "Premises"), pursuant to a ground lease dated October 31, 1963, as amended by letter agreement dated May 20, 1964, as amended by letter agreement dated August 25, 1982, as amended by Amendment to Lease Agreement dated September 26, 1995, which documents are attached hereto in Appendix A, and collectively constitute and are hereinafter referred to as the "Lease"; and

         B. Assignor now desires to assign and Assignee desires to acquire and assume Assignor's interest in and to the Lease; and

         C. Assignor and Assignee desire to obtain Landlord's consent of such assignment;

         THEREFORE, in consideration of the premises and of the covenants herein set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1. Assignment. Assignor does hereby grant, transfer and assign to Assignee all of Assignor's right, title and interest in and to the Lease and Landlord hereby consents to this assignment. Such assignment and consent shall be effective as of the date that all parties have executed this Agreement ("Effective Date"). Such assignment is made without recourse or warranty by Assignor except as otherwise specifically stated herein.

         2. Assumption and Indemnification. Assignee access this Assignment and hereby assumes the Lease and shall pay all rents and perform all covenants and obligations in accordance with its terms from and after the effective Date hereof as if Assignee had originally executed the Lease as the tenant. Assignee hereby acknowledges that the Lease has been read in its entirety and that the terms of the Lease have been accepted on its behalf. Assignee shall indemnify Assignor and hold Assignor harmless form all claims, damages and liabilities of every nature whatsoever arising out of or in connection with the Lease, including costs and attorneys' fees, that may accrue to Assignor as a result of Assignee's failure to abide b the terms and conditions of the Lease on or after the Effective Date.
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         3. Payment. Upon execution of this document, Assignee shall pay
Assignor the sum of Two Hundred fifty Thousand and No/100 ($250,000.00) Dollars.

         4. Condition of Premises. Assignee has caused the premises demised in the lease to be inspected to its satisfaction and agrees to accept the premises in their present "AS IS," `WHERE IS" and all faults condition. Assignee warrants that it has relied upon no statement of Assignor or any employee or agent of Assignor as to the condition of the premises.

         5. Certification by Landlord and Assignor.

            (a) Landlord hereby certifies that Assignor, and Assignor represents that it has paid all rents under the Lease for all periods up to an including June 30, 1998; that neither Landlord or Assignor is in default in performance of any of its covenants or obligations under the Lease; and that the Lease is unmodified and in full force and effect except as stated above:

            (b) Landlord and Assignor hereby certify that the monthly base rent is $600.00 per month for every month through December 31, 2004.

         6. Consent and Release by Landlord. Landlord hereby consents to the assignment of the Lease by Assignor and its assumption by Assignee and releases Assignor from any and all liability for the payment of rents and the performance of covenants and obligations under the Lease accruing from and after the Effective Date. Landlord's execution of this Agreement shall be considered such written consent to the assignment.

         7. Assignee's Expenses. All taxes and other governmental charges and fees, if any, including, without limitation, an and all transfer taxes, stamp taxes, sales taxes and recording fees relating to the transaction evidenced by this Agreement, shall be paid by Assignee.

         8. Agreement and Binding. This Agreement shall be binding upon the successors and assigns of the parties. The parties shall execute and deliver such further and additional instruments, agreements, and other documents a may be necessary to evidence or carry out the provisions o this Agreement.

         IN WITNESS WHEREOF the parties hereto have set their hands effective the date and day first above written.


WITNESSES:                               "ASSIGNOR"
                                         FIRST OF AMERICA BANK,
                                         NATIONAL ASSOCIATION

                                   By:   /s/ H. Lincoln Lewis
----------------------                   ------------------------------
                                   Its:  H. Lincoln Lewis, Senior Vice President
----------------------

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                                     "ASSIGNEE"
                                     MICHIGAN COMMUNITY BANCORP,
                                     LIMITED

                                     By:    /s/ Davis McKinnon
----------------------                      ----------------------------

----------------------               Its:   Dave McKinnon, Chairman


                                     "LANDLORD"
                                     NORTH HILL CENTER, LLC

                                     By:    /s/ Joan E. Primo
----------------------                      ----------------------------

----------------------               Its:   Joan E. Primo, Managing Partner



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